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                                                                     EXHIBIT 23.

                         INDEPENDENT AUDITORS' CONSENT

Microsoft Corporation:

We consent to the incorporation by reference in Registration Statement Numbers 33-37623, 33-33695, 33-25575, 33-18381, and 33-06335 (Microsoft Corporation
1981 Stock Option Plan), 33-44302 (Microsoft Corporation 1991 Stock Option
Plan), 33-37622 (Microsoft Corporation 1991 Employee Stock Purchase Plan), 33-10732 (Microsoft Corporation Savings Plus Plan), 33-36498 (Microsoft Corporation Stock Option Plan for Non-Employee Directors) and 33-45617 (Microsoft Corporation Stock Option Plan for Consultants and Advisors) of Microsoft Corporation on Forms S-8 and 33-29823, 33-34794, 33-36347, 33-46958,
and 33-49496 of Microsoft Corporation on Forms S-3 of our report dated July 20, 1994 appearing in and incorporated by reference in this Annual Report on Form 10-K of Microsoft Corporation for the year ended June 30, 1994.




/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
September 23, 1994